UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RedEnvelope, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0844285 (I.R.S. Employer Identification No.)
RedEnvelope, Inc.
149 New Montgomery Street
San Francisco, CA 94105
(Address of Principal Executive Offices)

2003 Employee Stock Purchase Plan
1999 Stock Plan
Stock Option Agreement
(Full title of the plans)

Polly E. Boe
Chief Financial Officer
(Name and address of agent for service)
415-371-9100
(Telephone number, including area code, of agent for service)

Copy to:
Keith A. Miller
Nicole M. Nemirofsky
Johnee Rui
Heller Ehrman Venture Law Group
275 Middlefield Road
Menlo Park, CA 94025
650.324.7000
(Calculation of Registration Fee on following page)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	maximum	Amount of
Title of each class of securities	Amount to be	maximum offering	aggregate	registration
to be registered	registered(1)	price per share	offering price	fee
2003 Employee Stock Purchase Plan
Common Stock, $0.01 par value	93,073 Shares	$8.76(2)	$815,319.48	$87.24
1999 Stock Plan
Common Stock, $0.01 par value	273,524 Shares	$10.30(3)	$2,817,297.20	$301.45
Stock Option Agreement
Common Stock, $0.01 par value	125,000 Shares	$9.56	$1,195,000.00	$127.87
TOTAL	491,597 Shares		$4,827,616.68	$516.56

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on May 26, 2006, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on May 26, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 3, 2005 (filed July 19, 2005) filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     (b) The Registrant’s Form 10-Q for the quarters ended July 3, 2005 (filed August 17, 2005), October 2, 2005 (filed November 15, 2005) and January 1, 2006 (filed February 15, 2006);
     (c) The Registrant’s Current Reports on Form 8-K, dated July 8, 2005 (filed July 11, 2005), July 13, 2005 (filed July 15, 2005), August 30, 2005 (filed August 31, 2005), January 23, 2006 (filed January 24, 2006), February 17, 2006 (filed February 23, 2006) and May 16, 2006 (filed May 16, 2006), and Current Report on Form 8-K/A filed on September 1, 2005.
     (d) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on September 9, 2003, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
4.1* 2003 Employee Stock Purchase Plan.
4.2* 1999 Stock Plan.
4.3 Stock Option Agreement, dated March 3, 2006, with Frank Buettner and filed with this Registration Statement.
5.1 Opinion of Heller Ehrman LLP.
23.1 Consent of Heller Ehrman LLP (included in Exhibit 5.1).
23.2 Consent of Independent Registered Public Accounting Firm.
24.1 Powers of Attorney (see signature page).

*  Incorporated by reference to the exhibits filed with RedEnvelope, Inc.’s Registration Statement on Form S-1 (Registration Statement No. 333-106120) as declared effective by the Securities and Exchange Commission on September 24, 2003.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
[Signature Pages Follow]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 31, 2006.

RedEnvelope, Inc.

By:	/s/ Polly E. Boe

Polly E. Boe
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Constable and Polly E. Boe, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth Constable Kenneth Constable	President, Chief Executive Officer and Director	May 31, 2006

/s/ Polly E. Boe Polly E. Boe	Chief Financial Officer (principal financial and accounting officer)	May 31, 2006

/s/ Michael Dunn Michael Dunn	Director	May 31, 2006

/s/ Greggory Hammann Greggory Hammann	Director	May 31, 2006

/s/ Joseph Gandolfo Joseph Gandolfo	Director	May 31, 2006

/s/ Daniel Lyle Daniel Lyle	Director	May 31, 2006

/s/ Charles Heilbronn Charles Heilbronn	Director	May 31, 2006

     Exhibit Index
     4.1* 2003 Employee Stock Purchase Plan
     4.2* 1999 Stock Plan
     4.3 Stock Option Agreement, dated March 3, 2006, with Frank Buettner and filed with this Registration Statement
     5.1 Opinion of Heller Ehrman LLP
     23.1 Consent of Heller Ehrman LLP, a Professional Corporation (included in Exhibit 5.1)
     23.2 Consent of Independent Registered Public Accounting Firm
     24.1 Powers of Attorney (see signature page)

*  Incorporated by reference to the exhibits filed with RedEnvelope, Inc.’s Registration Statement on Form S-1 (Registration Statement No. 333-106120) as declared effective by the Securities and Exchange Commission on September 24, 2003.